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                                                            Exhibit 99.3

INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders of
Constellation Bancorp:

We have audited the consolidated statements of operations, changes in shareholders' equity, and cash flows of Constellation Bancorp and subsidiaries for the year ended December 31, 1993 (not presented separately herein). These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Constellation Bancorp and subsidiaries for the year ended December 31, 1993, in conformity with generally accepted accounting principles.

As explained in Note 1 to the consolidated financial statements, Constellation Bancorp adopted the provisions of the Financial Accounting Standards Board's Statements of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other than Pensions," No. 109, "Accounting for Income Taxes," and No. 115, "Accounting for Certain Investments in Debt and Equity Securities," in 1993.

As discussed in Note 1, the accompanying 1993 Consolidated Financial Statements have been restated to remove certain merger-related charges.


                                         /s/  KPMG Peat Marwick LLP

Short Hills, New Jersey
March 16, 1994, except as to the
  third paragraph of Note 1 and
  the last paragraph of Note 16,
  which are as of July 19, 1994